Exhibit 99.1

Nuvve Announces Receipt of Nasdaq Notice on Late Filing of Its Form 10-Q

SAN DIEGO – (MAY 22, 2026) Nuvve Holding Corp. (“Nuvve”) (Nasdaq:NVVE), a global leader in advanced energy storage, grid modernization solutions and vehicle-to-grid (V2G) technology, today announced that it received written notice (the “Notice”) on May 22, 2026 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, since the Company had not yet filed its Quarterly Report on Form 10-Q for the period ended March 31, 2026 (the “Report”), it no longer complies with the Nasdaq's Listing Rule 5250(c)(1) (the “Rule”) relating to the Company's obligation to file periodic financial reports for continued listing.

The Notice stated that this matter serves as an additional basis for delisting the Company's securities from Nasdaq. The Notice further stated that the Company can request an appeal from Nasdaq’s Hearings Panel (the “Panel”) and a request for a hearing regarding a delinquent filing will stay the suspension of the Company's securities only for a period of 15 days from the date of the request. The Notice further stated that since the Company is already before the Panel because the closing price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive trading days under Nasdaq Listing Rule 5550(a)(2), the Company will have seven days, or until May 29, 2026, to request a stay of the suspension, pending the Panel’s decision and then the Panel will review the request for an extended stay and notify the Company of its conclusion as soon as is practicable, but in any event no later than 15 calendar days following the deadline to request a further stay.

The Company intends to timely request a stay of suspension, pending a decision from the Panel. The Company is working to satisfy Nasdaq's requirements in a timely manner. In the event that the Company regains compliance with the Rule prior to any scheduled hearing date, then a hearing may not be necessary, as the Company may be mooted out of the hearings process. The Company intends to take all reasonable measures available to regain compliance under the Rule and remain listed on Nasdaq.

About Nuvve Holding Corp.

Nuvve powers the future of flexible energy by turning batteries, electric vehicles (EV), buildings, and distributed assets into dynamic grid resources. At the core is Nuvve’s advanced platform for intelligent energy management and vehicle-to-grid (V2G), orchestrating real-time bidirectional charging, load optimization, and grid services. By harnessing an ecosystem of electrification partners, fleets, stationary storage, and smart EV chargers, Nuvve helps utilities and communities unlock flexibility at scale — enhancing reliability, accelerating electrification, and lowering costs. Nuvve enables a clean energy future where mobility, buildings, and infrastructure work together to support a more resilient, sustainable, and equitable grid. Headquartered in San Diego, California, Nuvve operates globally and online at nuvve.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "aims," "anticipates," "plans," "looking forward to," "estimates," "projects," "assumes," "guides," "targets," "forecasts," "continue," "seeks" or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning Nuvve’s ability to regain compliance with the Nasdaq continued listed rules and maintain the listing of its common stock on the Nasdaq, the timing and outcome of the Company’s request for a stay of suspension, the decision of the Panel, and other statements that are not historical facts. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Nuvve undertakes no obligation to update any forward-looking statement except as required by law.

Media Contact:

Tracy Williams
tracy@olmsteadwilliams.com
310.824.9000